As filed with the Securities and Exchange Commission on July 26, 1995
                                                    Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                       FORM S-8
                                REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933


                           PORTLAND GENERAL CORPORATION
              (Exact name of registrant as specified in charter)
                     Oregon                      93-0909442
      (State or other jurisdiction of    (IRS Employer Identification No.)
         incorporation or organization)

                       One World Trade Center, 17th Floor
                             121 SW Salmon Street
                            Portland, Oregon 97204
                                (503) 464-8000
                   (Address of principal executive offices)

                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plan)


                           LEONARD A. GIRARD
                Senior Vice President, General Counsel
                              and Secretary
                      Portland General Corporation
                   One World Trade Center, 17th Floor
                          121 SW Salmon Street
                         Portland, Oregon 97204
                 (Name and address of agent for service)
                             (503) 464-8814
                  (telephone number including area code,
                              of agent for service)


                    CALCULATION OF REGISTRATION FEE

                                            Proposed     Proposed
                                             Maximum      Maximum
         Title of             Amount        Offering     Aggregate       Amount of
        Securities             to be          Price       Offering     Registration
    to be Registered*       Registered     Per Share**     Price            Fee

Common Stock, par value
   $3.75 per share            25,000         $22.25       $556,250     $191.81

 * In addition, pursuant to Rule 416(c) under the Security Act of 1933, this registration statement also covers an indeterminant amount of interest to be offered or sold pursuant to the employee benefit plan described herein.
** Determined in accordance with Rule 457(h)(1) based on the average of the high and low prices on
   July 24, 1995.


                                           1                  Total Pages:  10

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

          The following documents are incorporated by reference in the registration statement:

          (a) The Registrant's latest annual report, and the Plan's latest annual report, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934.

          (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above.

          (c) The description of the Registrant's Common Stock, par value $3.75 per share, which is contained in the Registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

                              Not applicable.

Item 5.   Interests of Named Experts and Counsel.

                                   None.

Item 6.   Indemnification of Directors and Officers.

          Article II of the Bylaws of the Registrant provides as follows:

               "To the full extent permitted by law, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and attorneys' fees on appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding; and the Board may, at any time, approve indemnification of any other person which the corporation has the power to indemnify under the law. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract. The corporation shall purchase and maintain indemnification insurance for any person to the extent not prohibited by applicable law. It is the intention of this Bylaw to recognize the responsibility inherent in being a director or officer of this corporation and by means of this Bylaw to protect and indemnify the individual who has held, is holding or will hold such positions or any of them against any personal liability for their actions unless such actions involve individual dishonesty."

          Article V of the Restated Articles of Incorporation of the Registrant provides as follows:

               "(3) To the fullest extent permitted by law, no director of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this provision shall adversely affect any right or protection of a director existing at the time of such amendment or repeal. No change in the law shall reduce or eliminate the rights and protections applicable at the time this provision shall become effective unless the change in law shall specifically require such reduction or elimination."

          The Registrant has procured Directors and Officers liability insurance for wrongful acts. This is an indemnity policy for the corporation to protect it against liability assumed or incurred under the above indemnification provisions, including defense provisions, on behalf of the directors and officers. The directors and officers are thus indemnified against loss arising from any civil claim or claims by reason of any wrongful act done or alleged to have been done while acting in their respective capacities as directors or officers. The policy excludes claims brought about or contributed to by dishonest, fraudulent, criminal or malicious acts, or omissions by directors or officers.

          The Oregon Business Corporation Act ("Act") authorizes indemnification of directors, officers, employees, and agents of Oregon corporations. The Act requires indemnification of reasonable expenses of a director who was wholly successful, on the merits or otherwise, in defense of any proceeding in which the director was a party because of being a director, unless such indemnification is limited by the articles of incorporation. The Registrant's articles do not contain such limitation.

Item 7.   Exemption from Registration Claimed.

                             Not applicable.

Item 8.   Exhibits.

          The exhibits to the registration statement are listed in the Exhibit Index on Page 8.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)    To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on this 26th day of July, 1995.


                                 PORTLAND GENERAL CORPORATION



                                         /s/ Ken L. Harrison
                                 (Ken L. Harrison, Chairman of the Board,
                                  Chief Executive Officer, and President)



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                        Date

Principal Executive Officer:


    /s/ Ken L. Harrison             Chairman of the Board,       July 26, 1995
   (Ken L. Harrison)                Chief Executive Officer,
                                    and President

Principal Financial Officer and
Principal Accounting Officer:


    /s/ Joseph M. Hirko             Vice President, Finance,     July 26, 1995
   (Joseph M. Hirko)                Chief Financial Officer,
                                    Chief Accounting Officer,
                                    and Treasurer

Directors:

* Gwyneth Gamble Booth              Warren E. McCain
* Peter J. Brix                   * Jerome J. Meyer
* Carolyn S. Chambers             * Randolph L. Miller
* John W. Creighton, Jr.          * Richard G. Reiten
* Ken L. Harrison                 * Bruce G. Willison
* Jerry E. Hudson


* Signed on behalf of each of these persons.


By  /s/ Steven F. McCarrel                                       July 26, 1995
       (Steven F. McCarrel)
        (attorney-in-fact)

                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Portland, State of Oregon, on this 26th day of July 1995.


                                                EMPLOYEE STOCK PURCHASE PLAN
                                                            (The Plan)


                                           By:      /s/ Joseph M. Hirko
                                                 Joseph M. Hirko, Treasurer
                                                     (Plan Administrator)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 7, 1995, except with respect to the matter discussed in Note 15A, as to which the date is March 29, 1995, included in the Portland General Corporation Annual Report on Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this Registration Statement.

                                                 ARTHUR ANDERSEN LLP


Portland, Oregon
July 24, 1995





                             CONSENT OF COUNSEL

     The consent of Steven F. McCarrel is contained in his opinion filed herewith.

                           PORTLAND GENERAL CORPORATION

                                    EXHIBIT INDEX

Number     Exhibit                                                        Page

  (4)      (a) Restated Articles of Incorporation (Incorporated by
               Reference to Pre-effective Amendment No. 1 to
               Registration Statement on Form S-4, No. 33-1987, dated December 31, 1985, Exhibit B)

           (b) Certificate of Amendment, dated July 2, 1987, to the Article of Incorporation [Incorporated by Reference to Portland General Corporation Annual Report on Form 10-K for the year ended December 31, 1987, Exhibit (3)]

           (c) Bylaws as amended [Incorporated by Reference to Portland General Corporation Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit (10)]

  (5)      Opinion of Counsel . . . . . . . . . . . . . . . . . . .         9

 (23)      Consent of Independent Public Accountants and Counsel (see
           Page 7)  . . . . . . . . . . . . . . . . . . . . . . . .

 (24)      Power of Attorney (filed herewith) . . . . . . . . . . .        10

                                                 July 26, 1995



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

      RE:     Portland General Corporation
              Employee Stock Purchase Plan
              Registration Statement on Form S-8


Gentlemen:

     In connection with the Registration Statement on Form S-8 ("Registration Statement"), for the issuance of 25,000 shares of Common Stock, par value $3.75 per share (the "Stock") of Portland General Corporation ("Corporation") under the terms of the Portland General Corporation Employee Stock Purchase Plan ("ESPP"), I have examined the Registration Statement and such other corporate documents, proceedings and questions of law as I have considered necessary for purposes of this opinion.

     Based on the foregoing, I am of the opinion that the ESPP and the issuance of the Stock thereunder have been approved by the Board of Directors of the Corporation, and when the Registration Statement has become effective under the Securities Act of 1933, as amended, and the Stock has been issued for the consideration stated in the ESPP and as otherwise provided therein, the Stock will be legally issued, fully paid and nonassessable Common Stock of the Corporation.

     I hereby consent to the filling of this opinion with the Registration Statement and to the use of my name therein.

                                        Sincerely,


                                          /s/ Steven F. McCarrel
                                        Steven F. McCarrel
                                        Deputy General Counsel